EXCHANGE AGREEMENT

                                  BY AND AMONG

                                QORUS.COM, INC.,

                               VMDIRECT, LLC, AND

                          EACH MEMBER OF VMDIRECT, LLC





                            DATED AS OF MAY 23, 2006



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                               EXCHANGE AGREEMENT


      THIS EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of May 23, 2006, by and among Qorus.com, Inc., a Florida corporation ("Qorus"), VMdirect, LLC, a Nevada limited liability company ("VMdirect"), all of the members of VMdirect listed under the caption "Members" on the signature page hereof, and each person becoming a Member prior to the closing of the transactions contemplated hereunder who shall execute a counterpart signature page of this Agreement. The Members shall be referred to herein collectively as the "Members" and individually as the "Member." The parties acknowledge that this Agreement can be executed by a majority of the Members, subject to the condition to Closing set forth in Section 7.3(m) hereof.


                                    RECITALS

      A. The Members own all of the Interests (as defined in Section 1.1) of VMdirect.

      B. Keating Reverse Merger Fund, LLC, a Delaware limited liability company ("KRM Fund") owns the majority of the outstanding shares of common stock of Qorus.

      C. Qorus desires to acquire all of the Interests from the Members in exchange for shares of Qorus' preferred stock, and the Members desire to contribute all of the Interests to Qorus in exchange for shares of Qorus' preferred stock, on the terms and conditions hereinafter set forth.

      D. As a condition and inducement to the parties' willingness to enter into this Agreement, at or prior to Closing (as defined in Section 1.2), KRM Fund and VM Investors, LLC will enter into a voting agreement in substantially the form attached hereto as Exhibit A (the "Voting Agreement").

      E. The parties intend, by executing this Agreement, to implement a tax-deferred exchange of property governed by Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                                    EXCHANGE

      1.1 Exchange. At the Closing and subject to and upon the terms and conditions of this Agreement, the Members agree to contribute, transfer, assign and deliver to Qorus, and Qorus agrees to acquire from the Members, all of the outstanding membership interests of VMdirect ("Interests") owned by the Members as specifically set forth on Schedule 1.1 hereto, which Schedule 1.1 gives effect to the Interests to be issued by VMdirect immediately prior to Closing in connection with the Financing (as defined in Section 1.3 hereof). As of Closing, the Interests shall constitute all of the issued and outstanding Interests of VMdirect. The exchange of Interests contemplated hereunder and the other transactions contemplated hereunder shall be referred to herein as the "Transaction."

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      1.2 Closing. Unless this Agreement shall have been terminated pursuant to
Article IX hereof, the closing of the Transaction (the "Closing") shall take place at the offices of Stubbs Alderton & Markiles, LLP, 15260 Ventura Blvd., 20th Floor Sherman Oaks, CA 91403 at a time and date to be specified by the parties, which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

      1.3 Exchange Consideration. In exchange for the Interests, Qorus shall issue to the Members 1,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Qorus ("Preferred Stock") in accordance with
Schedule 1.1 hereto. The aggregate shares of Preferred Stock to be issued to the Members hereunder shall be convertible into 1,042,340,735 shares of Qorus' common stock ("Conversion Shares"), subject to Stockholder Approval as defined in Section 4.3(a) hereof. The Conversion Shares shall represent approximately 85.74% of the issued and outstanding shares of common stock of Qorus, on an as converted basis and fully diluted basis immediately following the Closing. The number of shares of Preferred Stock ("Preferred Shares") to be issued to Members and the number of Conversion Shares as set forth in this Section 1.3 gives effect to the issuance of 289,282 membership units by VMdirect for an aggregate purchase price of $500,000, which is not conditioned on, but is intended to be completed immediately prior to, the Closing ("Financing").

      1.4 Delivery of Assignment of Interests. At Closing, VMdirect shall deliver to Qorus a certificate duly executed and authorized by each of its managers and/or managing members certifying to the ownership of the Interests by each Member as set forth on Schedule 1.1 hereof, and each Member shall deliver an assignment or other acceptable instrument of transfer of the Interests owned by such Member, duly executed by the Member with (i) all such other documents as may be reasonably requested to vest in Qorus good and marketable title to the Interests free and clear of any and all Liens, and (ii) all necessary documentary stamps. VMdirect shall record the transfer of the Interests described in this Section 1.4 on its transfer books.

      1.5 Issuance of Certificates Representing Qorus' Preferred Shares. At Closing, Qorus will issue the shares of Preferred Stock to the Members as provided in Schedule 1.1 hereto, as amended ("Preferred Shares"). The Preferred Shares, when issued, shall be restricted shares and may not be sold, transferred or otherwise disposed of by the Members without registration under the Securities Act of 1933, as amended ("Securities Act") or an available exemption from registration under the Securities Act. The certificates representing Qorus' Preferred Shares will contain the appropriate restrictive legends.

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      1.6 Assumption of Options and Warrants. At the Closing, each outstanding option and warrant to purchase Interests of VMdirect (each, a "VMdirect Purchase Right"), whether or not vested, shall be assumed by Qorus. Each VMdirect Purchase Right so assumed by Qorus under this Agreement will continue to have, and be subject to, the same terms and conditions of such VMdirect Purchase Right immediately prior to the Closing (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions, other than the transactions contemplated by this Agreement), except that (i) each VMdirect Purchase Right will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of common stock, par value $0.001 per share, of Qorus ("Qorus Common Stock") equal to the product of the number of membership units that were issuable upon exercise of such VMdirect Purchase Right immediately prior to the Closing multiplied by 210.130 ("Exchange Ratio"), rounded up to the nearest whole number of shares of Qorus Common Stock, and (ii) the per share exercise price for the shares of Qorus Common Stock issuable upon exercise of such assumed VMdirect Purchase Right will be equal to the quotient determined by dividing the exercise price per membership unit under the VMdirect Purchase Right prior to the Closing by the Exchange Ratio, rounded down to the nearest whole cent.

      1.7 Tax Consequences. It is intended by the parties hereto that the Members' contribution and transfer of the Interests, respectively, to Qorus in exchange for Qorus' Preferred Shares constitutes a tax-deferred exchange within the meaning of Section 351 of the Code.

      1.8 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, including qualifying the Transaction as a tax-deferred exchange within the meaning of Section 351 of the Code, and to vest Qorus with full right, title and possession to the Interests, the Members, VMdirect and Qorus will take all such lawful and necessary action.

      1.9 Transaction Deposit. Qorus and VMdirect hereby acknowledge VMdirect's prior payment to Qorus of a $50,000 deposit ("Deposit").


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF MEMBER

      Each Member for himself only, and not with respect to any other Member, hereby severally represents and warrants to, and covenants with, Qorus with respect to such Member as follows:

      2.1 Ownership of Interests. Each Member is both the record and beneficial owner of the Interests set forth beside such Member's name on Schedule 1.1 hereto. Each Member is not the record or beneficial owner of any other Interests. The information set forth on Schedule 1.1 with respect to each Member is accurate and complete.

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      2.2 Authority of Members. Each Member that is a natural person has full power and authority and is competent to (i) execute, deliver and perform this Agreement, and each ancillary document which each such Member has executed or delivered or is to execute or deliver pursuant to this Agreement (including the Voting Agreement), and (ii) carry out each such Member's obligations hereunder and thereunder, without the need for any Governmental Action/Filing (as defined herein). Each Member that is a corporate or other entity has obtained all due authorization and has full power for the execution, delivery and performance of this Agreement and each ancillary document which each such Member has executed or delivered or is to execute or deliver pursuant to this Agreement (including the Voting Agreement) and to carry out each such Member's obligations hereunder and thereunder without the need for any Governmental Action/Filing. The execution, delivery and performance by each Member of this Agreement and each ancillary document does not and will not conflict with, result in a breach of, or constitute a default or require a consent or action under, any agreement or other instrument to or by which such Member is a party or is bound or to which any of the Interests are subject, or, to such Member's knowledge, any Legal Requirement (as defined herein) to which such Member is subject, or result in the creation of any Lien (as defined in Section 2.3) on the Interests. This Agreement, and each Member's ancillary documents to be executed and delivered by such Member at the Closing, has been duly executed and delivered by such Member (and each ancillary document to be executed and delivered by such Member at or after the Closing will be duly executed and delivered by such Member), and this Agreement constitutes, and each ancillary document, when executed and delivered by such Member will constitute, and assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, as applicable, such Member's legal, valid and binding obligation, enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy. For purposes of this Agreement, (x) the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority, and (y) the term "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.5(b)), and all requirements set forth in applicable Contracts (as defined in Section 3.19(a)).

      2.3 Title To Interests. Each Member has and shall transfer to Qorus at the Closing, good and marketable title to the Interests shown as owned of record by such Member on Schedule 1.1 to this Agreement, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("Liens").

      2.4 Pre-emptive and Conversion Rights. At Closing, no Member has any pre-emptive rights or rights to acquire any Interests that have not been waived or exercised.

      2.5 Acquisition of Qorus' Preferred Shares for Investment.

            (a) Each Member is acquiring Qorus' Preferred Shares for investment for Member's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Member has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Member further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of Qorus' Preferred Shares.

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

            (b) Each Member understands that Qorus' Preferred Shares are not registered under the Securities Act, that the issuance of Qorus' Preferred Shares is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Qorus' reliance on such exemption is predicated on the Member's representations set forth herein. Each Member represents and warrants that: (i) he is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act, (ii) he can bear the economic risk of his respective investments, and (iii) he possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in Qorus' Preferred Shares.

            (c) Each Member acknowledges that neither the U.S. Securities and Exchange Commission ("SEC"), nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

            (d) Each Member acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in Qorus' Preferred Shares. To the full satisfaction of each Member, he has been furnished all materials that he has requested relating to Qorus and the issuance of Qorus' Preferred Shares hereunder, and each Member has been afforded the opportunity to ask questions of Qorus' representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Members. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Qorus set forth in this Agreement, on which each Member have relied in making an exchange of his Interests for Qorus' Preferred Shares.

            (e) Each Member understands that Qorus' Preferred Shares, and the Conversion Shares in the event of conversion, may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering Qorus' Preferred Shares, or the Conversion Shares in the event of conversion, or any available exemption from registration under the Securities Act, Qorus' Preferred Shares and the Conversion Shares may have to be held indefinitely. Each Member further acknowledges that Qorus' Preferred Shares, and the Conversion Shares in the event of conversion, may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Qorus' compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended ("Exchange Act")).

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

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES BY VMDIRECT

      Except as disclosed on the schedules prepared by VMdirect to be delivered to Qorus in accordance with Section 7.3(j) (the "VMdirect Schedules"), VMdirect hereby represents and warrants to, and covenants with, Qorus as follows:

      3.1 Organization and Qualification.

            (a) VMdirect is a limited liability company duly formed or organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by VMdirect to be conducted. To its knowledge, VMdirect is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 11.2(b)) on VMdirect. Complete and correct copies of the articles of organization and operating agreement (collectively referred to herein as "VMdirect's Charter Documents") of VMdirect, as amended and currently in effect, have been heretofore delivered to Qorus. VMdirect is not in violation of any of the provisions of VMdirect's Charter Documents.

            (b) VMdirect is duly qualified or licensed to do business as a foreign company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on VMdirect.

            (c) The minute books or the equivalent of VMdirect to the extent of their existence contain true and accurate records of meetings and true, complete and accurate records of consents in lieu of meetings of its managers, managing members, directors (and any committees thereof), similar governing bodies, members and stockholders ("Corporate Records"), since the time of VMdirect's organization. Copies of such Corporate Records have been heretofore delivered to Qorus.

      3.2 Subsidiaries. VMdirect has no subsidiaries.

      3.3 Capitalization.

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            (a) At the close of business on the business day prior to the date hereof, Schedule 1.1 hereto contains all of the outstanding Interests of VMdirect, including the Interests to be issued immediately prior to Closing in connection with the Financing. All Interests on Schedule 1.1 have been validly issued, fully paid and are nonassessable, or will be validly issued, fully paid and are nonassessable, upon issuance in the case of the Interests to be issued in the Financing. Except as set forth in Schedule 1.1 and Schedule 3.3, there are no outstanding securities, convertible securities, options, warrants or derivative securities of VMdirect, and there are no agreements or commitments obligating VMdirect to issue or grant any of the foregoing, including any pre-emptive or similar rights. All outstanding Interests, options, warrants and other securities of VMdirect have been issued in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable contracts. Except as described in Schedule 3.3 hereto, there are no commitments or agreements of any character to which VMdirect is bound obligating VMdirect to accelerate the vesting of any options or warrants as a result of the Transactions. VMdirect has heretofore delivered to Qorus true, complete and accurate copies of all options, warrants and other securities of VMdirect, if any, including any and all documents and agreements relating thereto.

            (b) Except as set forth in Schedule 3.3 hereto, there are no membership interests, equity securities or similar ownership interests of any class of any membership interests or equity security of VMdirect, or any securities exchangeable or convertible into or exercisable for such equity securities, membership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Schedule 3.3 hereof, there are no subscriptions, options, warrants, equity securities, membership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which VMdirect is a party or by which it is bound obligating VMdirect to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any interests, shares of capital stock, membership interests or similar ownership interests of VMdirect or obligating VMdirect to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

            (c) Except as contemplated by this Agreement and except as set forth in Schedule 3.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which VMdirect is a party or by which VMdirect is bound with respect to any interests, equity securities, membership interests or similar ownership interests of any class of VMdirect, and there are no agreements to which VMdirect is a party, or which VMdirect has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

      3.4 Authority Relative to this Agreement. VMdirect has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by VMdirect of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary action on the part of VMdirect (including the approval by its managers, managing members and members), and no other proceedings on the part of VMdirect are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by VMdirect and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of VMdirect, enforceable against VMdirect in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

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      3.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by VMdirect does not, and the performance of this Agreement by VMdirect shall not, (i) conflict with or violate VMdirect's Charter Documents, (ii) to its knowledge, conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair VMdirect's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of VMdirect pursuant to, any Material Contracts (as defined below), except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on VMdirect.

            (b) The execution and delivery of this Agreement by VMdirect does not, and the performance of VMdirect's obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("Blue Sky Laws"), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which VMdirect is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on VMdirect or, after the Closing, Qorus, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      3.6 Compliance. To the knowledge of VMdirect, it has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on VMdirect. To VMdirect's knowledge, the businesses and activities of VMdirect have not been and are not being conducted in violation of any Legal Requirements. VMdirect is in default or violation of any term, condition or provision of any applicable Charter Documents or Contracts. Except as set forth on Schedule 3.6, to VMdirect's knowledge, no written notice of non-compliance with any Legal Requirements relating or with respect to the business of VMdirect has been received by VMdirect (and VMdirect has no knowledge of any material such notice delivered to any other Person). To VMdirect's knowledge, it is not in violation of any material term of any contract or covenant relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

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      3.7 Financial Statements.

            (a) The audited financial statements to be provided by VMdirect to Qorus prior to the Closing shall be a complete copy of the audited financial statements (including, in each case, any related notes thereto) of VMdirect for the fiscal years ended December 31, 2004 and 2005, which statements will be prepared in accordance with generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), will be audited in accordance with the auditing standards of the Public Company Accounting Oversight Board ("PCAOB") by an independent accountant registered with PCAOB, and such statements will fairly present in all material respects the financial position of VMdirect at the dates thereof and the results of its operations and cash flows for the periods indicated, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The unaudited financial statements to be provided by VMdirect to Qorus prior to the Closing shall be a complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of VMdirect for the three-month periods ended March 31, 2005 and 2006, which statements will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), will be reviewed by an independent accountant registered with PCAOB, and such statements will fairly present in all material respects the financial position of each at the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements will be subject to normal adjustments which are not expected to have a Material Adverse Effect on VMdirect. The audited financial statements described in
Section 3.7(a) and the unaudited financial statements described in this Section 3.7(b) are collectively referred to herein as the "U.S. GAAP Financial Statements."

            (c) To VMdirect's knowledge, the books of account and other financial records of VMdirect have been maintained in accordance with good business practice.

      3.8 No Undisclosed Liabilities. Except as set forth in Schedule 3.8 hereto, VMdirect has no liabilities individually in excess of $50,000 and in the aggregate in excess of $200,000 (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of VMdirect, except: (i) liabilities provided for in or otherwise disclosed in the balance sheets of VMdirect as of March 31, 2006 prepared in accordance with U.S. GAAP, which will have been delivered to Qorus prior to the Closing, and (ii) such liabilities arising in the ordinary course of VMdirect's business since March 31, 2006, none of which would have a Material Adverse Effect on VMdirect.

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      3.9 Absence of Certain Changes or Events. Except as set forth in Schedule
3.9 hereto or in the interim balance sheets of VMdirect as of March 31, 2006, since March 31, 2006, there has not been: (i) any Material Adverse Effect on VMdirect, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, interests, securities or property) in respect of, VMdirect's interests, equity or other securities, or any purchase, redemption or other acquisition by VMdirect of any of interests, equity or other securities or any options, warrants, calls or rights to acquire any such interests, equity or other securities, (iii) any split, combination or reclassification of VMdirect's capital, (iv) any granting by VMdirect of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by VMdirect of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by VMdirect of any increase in severance or termination pay or any entry by VMdirect into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving VMdirect of the nature contemplated hereby, (v) entry by VMdirect into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 3.18 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by VMdirect with respect to any Governmental Entity, (vi) any material change by VMdirect in its accounting methods, principles or practices,
(vii) any change in the auditors of VMdirect, (vii) any issuance of interests, equity or other securities of VMdirect (other than the Interests to be issued in connection with the Financing, or (viii) any revaluation by VMdirect of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of VMdirect other than in the ordinary course of business.

      3.10 Litigation. Except as disclosed in Schedule 3.10 hereto, there are no claims, suits, actions or proceedings pending, or to the knowledge of VMdirect threatened against it before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either individually or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on VMdirect or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

      3.11 Employee Benefit Plans. Except as disclosed in Schedule 3.11 hereto, VMdirect has no written employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements covering any active or former employee, director or consultant of VMdirect, or any trade or business (whether or not incorporated) which is under common control with VMdirect (collectively, the "Plans").

      3.12 Labor Matters. Except as disclosed in Schedule 3.12 hereto, VMdirect is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by VMdirect nor does VMdirect know of any activities or proceedings of any labor union to organize any such employees.

      3.13 Restrictions on Business Activities. Except as disclosed on Schedule
3.13 hereto, to VMdirect's knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon VMdirect or to which VMdirect is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of VMdirect, any acquisition of property by VMdirect or the conduct of business by VMdirect as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on VMdirect.

      3.14 Title to Property.

            (a) VMdirect does not own any real property or any interests in any real property. All leases of real property held by VMdirect and all personal property and other property and assets of VMdirect (other than real property) owned, used or held for use in connection with the business of VMdirect (the "Personal Property") obligating VMdirect to make annual payments in excess of $15,000 are shown or reflected on the balance sheets of VMdirect prepared in accordance with U.S. GAAP or in Schedule 3.14. To VMdirect's knowledge, VMdirect owns and has good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for Liens disclosed in the financial statements of VMdirect prepared in accordance with U.S. GAAP or in Schedule 3.14 hereto, none of which Liens has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of VMdirect.

            (b) To VMdirect's knowledge, all leases pursuant to which VMdirect leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of VMdirect or, to VMdirect's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on VMdirect.

      3.15 Taxes.

            (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

            (b) Tax Returns and Audits. Except as set forth in Schedule 3.15 hereto, to VMdirect's knowledge:

                  (i) VMdirect has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns") required to be filed by VMdirect with any Tax authority prior to the date hereof, except such Returns which are not material to VMdirect. All such Returns are true, correct and complete in all material respects. VMdirect has paid all Taxes shown to be due on such Returns.

                  (ii) All Taxes that VMdirect is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

                  (iii) No audit or other examination of any Return of VMdirect by any Tax authority is presently in progress, nor has VMdirect been notified of any request for such an audit or other examination.

                  (iv) VMdirect has not taken any action nor knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a tax-deferred exchange within the meaning of
Section 351 of the Code.

      3.16 Environmental Matters. Except as disclosed in Schedule 3.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to VMdirect's knowledge:
(i) VMdirect has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by VMdirect (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by VMdirect were not contaminated with Hazardous Substances during the period of ownership or operation by VMdirect; (iv) VMdirect is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) VMdirect has not been associated with any release or threat of release of any Hazardous Substance; (vi) VMdirect has not received any notice, demand, letter, claim or request for information alleging that VMdirect may be in violation of or liable under any Environmental Law; and (vii) VMdirect is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

            As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

            As used in this Agreement, the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law

      3.17 Brokers; Third Party Expenses. Neither VMdirect nor, to VMdirect's knowledge, any Member has incurred, nor will they incur, directly or indirectly, any liability for brokerage, finders' fees, agent's commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby (including the Financing). Except as disclosed on Schedule 3.17, no membership interests, ownership interests, equity securities, convertible securities, warrants, options, or other derivative securities of VMdirect or Qorus are payable to any third party by VMdirect or any Member as a result of this Transaction.

      3.18 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

            "Intellectual Property" shall mean any or all of the following: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents") worldwide; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) registered copyrights and applications therefor, and all other rights corresponding thereto, worldwide; (iv) material domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) registered industrial designs and applications therefor, worldwide; (vi) registered trade names, logos, trademarks and service marks, and any applications therefor (collectively, "Trademarks"), worldwide; (vii) all databases and data collections and all rights therein; and
(viii) all moral and economic rights of authors and inventors, however denominated.

            "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or licensed to, VMdirect.

            "Company Products" means all current versions of products or services of VMdirect.

            (a) Except as disclosed on Schedule 3.18, to VMdirect's knowledge, the Company Intellectual Property and Company Products are not subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by VMdirect, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Products, which in any such case could reasonably be expected to have a Material Adverse Effect on VMdirect.

            (b) Except as disclosed on Schedule 3.18 hereto, to VMdirect's knowledge, VMdirect either owns and has good and marketable title to each material item of Company Intellectual Property owned by it free and clear of any Liens (excluding licenses and related restrictions granted in the ordinary course) or has one or more licenses sufficient for VMdirect's use of Company Intellectual Property; and VMdirect is the owner or licensee of all Trademarks used in connection with the operation or conduct of the business of VMdirect including the sale of any products by VMdirect.

            (c) The operation of the business of VMdirect as such business currently is conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing or sale of the products and services of VMdirect (including Company Products) and (ii) VMdirect's use of any product, services, device or process, to VMdirect's knowledge and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

      3.19 Agreements, Contracts and Commitments.

            (a) Schedule 3.19 hereto sets forth a complete and accurate list of all Material Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term "Contracts" shall mean all written contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, licenses, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments to which VMdirect is a party or by or to which any of the properties or assets of VMdirect may be bound, subject or affected (including without limitation notes or other instruments payable by or to VMdirect), and (ii) the term "Material Contracts" shall mean (x) each Contract (I) providing for payments (present or future) to VMdirect in excess of $50,000 in the aggregate, or (II) under which or in respect of which VMdirect presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $50,000, and (y) without limitation of subclause (x), each of the following Contracts:

                  (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from VMdirect;

                  (ii) any guaranty, direct or indirect, by VMdirect or any officer, director or 5% or more stockholder ("Insider") of VMdirect of any obligation of VMdirect for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

                  (iii) any Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of VMdirect or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of VMdirect;

                  (iv) any obligation to register any shares of the capital stock or other securities of VMdirect with any Governmental Entity;

                  (v) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

                  (vi) any collective bargaining agreement with any labor union;

                  (vii) any lease or similar arrangement for the use by VMdirect of personal property;

                  (viii) any Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property; and

                  (ix) any Contract with VMdirect to which any Insider of VMdirect is a party.

            (b) Each Material Contract was entered into at arms' length and in the ordinary course, is in full force and effect and, to VMdirect's knowledge, is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Contracts have been heretofore delivered to Qorus.

            (c) Except as set forth in Schedule 3.19, neither VMdirect nor, to VMdirect's knowledge, any other party thereto, is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Contract, which breach, individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect on VMdirect, and no party to any Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on VMdirect. Each Material Contract to which VMdirect is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on VMdirect.

      3.20 Insurance. VMdirect reasonably believes that its insurance policies covering the assets, business, equipment, properties, operations, employees, officers, directors, managers and managing members (collectively, the "Insurance Policies") are adequate in amount and scope for the business in which it is engaged3.Governmental Actions/Filings. To the knowledge of VMdirect, each Company holds, and has made, all Governmental Actions/Filings reasonably necessary to the conduct by VMdirect of its business (as presently conducted), except with respect to any Governmental Actions/Filings the failure of which to hold or make would not reasonably be likely to have a Material Adverse Effect on VMdirect. For purposes of this Agreement, the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

      3.21 Intentionally Omitted.

      3.22 Interested Party Transactions. Except as set forth in the Schedule
3.22 hereto, during the period commencing two (2) years prior to the date of this Agreement, no executive officer, director or Insider of VMdirect or a member of his or her immediate family had or has a direct or indirect material interest in any transaction or proposed transaction to which VMdirect was or is to be a party, other than transactions involving (i) payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of VMdirect, or (iii) employee benefits made generally available to all employees. Except as set forth in Schedule 3.22, to VMdirect's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom VMdirect is affiliated or with whom VMdirect has a contractual relationship, or any Person that competes with VMdirect. Except as set forth in
Schedule 3.22, to the knowledge of VMdirect, no officer, director or Insider or any member of their immediate families is, directly or indirectly, interested in any material contract with VMdirect (other than such contracts as related to any such individual or ownership of capital stock or other securities of VMdirect).

      3.23 Manager Approval. The managers of VMdirect or similar governing body (including any required committee or subgroup of thereof) has, as of the date of this Agreement, unanimously approved, this Agreement and the transactions contemplated hereby.

      3.24 Management. During the past five year period, to VMdirect's knowledge, no current or former manager, managing member, member, director, executive officer or stockholder of VMdirect has been the subject of:

            (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

            (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

            (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

                  (i) Acting as a futures commission merchant, introducing
            broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                  (ii) Engaging in any type of business practice; or

                  (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

            (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

            (e) a finding by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission ("SEC") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or

            (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

      3.25 Representations and Warranties Complete. The representations and warranties of VMdirect included in this Agreement and any Schedule provided pursuant to this Agreement, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Any disclosure on one schedule will be deemed notice of and disclosure by VMdirect in respect of any other representation and warranty of VMdirect.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF QORUS

   Qorus represents and warrants to, and covenants with, VMdirect, as follows:

      4.1 Organization and Qualification.

            (a) Qorus is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Qorus to be conducted. To its knowledge, Qorus is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Qorus to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Qorus. Complete and correct copies of the Charter Documents of Qorus, as amended and currently in effect, have been heretofore delivered to Company. Qorus is not in violation of any of the provisions of Qorus' Charter Documents.

            (b) Qorus is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Qorus.

      4.2 Subsidiaries. Except for Qorus Acquisition, Inc. ("Qorus Acquisition") which is a wholly-owned subsidiary of Qorus, Qorus has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person and, other than this Agreement, has no agreement or commitment to purchase any such interest, and Qorus has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

      4.3 Capitalization.

            (a) The authorized capital stock of Qorus consists of: (i) 50,000,000 shares of common stock, par value $0.001 per share ("Qorus Common Stock") and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share ("Qorus Preferred Stock") of which 1,200,000 shares will be designated as Series A Convertible Preferred Stock ("Series A Preferred Stock") pursuant to the Certificate of Designations of Series A Preferred Stock ("Certificate of Designations") to be adopted by the filing of Articles of Amendment in a form attached hereto as Exhibit B ("Articles of Amendment"). As of the close of business on the business day immediately prior to the date hereof, Qorus has:
(i) 46,174,800 shares of Qorus Common Stock issued and outstanding (which excludes the currently issued 3,010,000 shares of Qorus Common Stock held in treasury which will be cancelled prior to Closing), (ii) no shares of Qorus Preferred Stock were issued and outstanding; (iii) 23,200 shares of Qorus Common Stock were reserved for issuance upon the exercise of outstanding options and warrants to purchase Qorus Common Stock ("Qorus Warrants"), of which 20,000 options are exercisable at $0.01 per share without expiration and 3,200 options are exercisable at $5.00 per share expiring March 27, 2007; (iv) no shares of Qorus Preferred Stock were reserved for issuance to any party (other than the issuances contemplated under this Agreement); and (v) no shares of Qorus Common Stock were reserved for issuance upon the conversion of Qorus Preferred Stock or any outstanding convertible notes, debentures or securities ("Convertible Securities"). All outstanding shares of Qorus Common Stock have been issued and granted in compliance with (i) all applicable securities laws (in all material respects), and (ii) all requirements set forth in any applicable Contracts. Prior to Closing, upon filing of the Articles of Amendment, there will be an aggregate of 1,200,000 shares of authorized but unissued shares of Series A Preferred Stock, which, subject to the approval of Qorus' stockholders to effect the Reverse Split, which in any case shall be required to have occurred subsequent to the Closing ("Stockholder Approval"): (i) shall be convertible into 1,250,808,882 shares of Qorus Common Stock on a pre-Reverse Split basis, based on a conversion rate of 1,042.340735 shares of Qorus Common Stock on a pre-Reverse Split basis for each share of Series A Preferred Stock, and (ii) shall be convertible into 25,016,178 shares of Qorus Common Stock on a post-Reverse Split basis. The term "Reverse Split" is defined in Section 5.14 hereof. Qorus has heretofore delivered to VMdirect true, complete and accurate copies of the Qorus Warrants including any and all documents and agreements relating thereto.

            (b) There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Qorus, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for this Agreement or as set forth in Schedule 4.3, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Qorus is a party or by which it is bound obligating Qorus to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Qorus or obligating Qorus to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. To Qorus' knowledge, there is no plan or arrangement to issue Qorus Common Stock or Preferred Stock except as set forth in this Agreement. Except as contemplated by this Agreement and except as set forth in
Schedule 4.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Qorus is a party or by which it is bound with respect to any equity security of any class of Qorus.

      4.4 Authority Relative to this Agreement. Qorus has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which Qorus has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Qorus' obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by Qorus of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Qorus (including the approval by its Board of Directors), and no other corporate proceedings on the part of Qorus are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Qorus and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Qorus, enforceable against Qorus in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy. Upon the Stockholder Approval, which in any case shall be required to have occurred subsequent to the Closing, the Series A Preferred Stock will be convertible into duly authorized, validly issued, fully paid and nonassessable shares of Qorus Common Stock.

      4.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by Qorus and the execution and delivery of each ancillary document to be delivered by Qorus hereunder do not, and the performance of this Agreement and each such ancillary document by Qorus shall not: (i) conflict with or violate Qorus' Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Qorus' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Qorus pursuant to, any Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Qorus.

            (b) Except for: (i) the filing of the Articles of Amendment with the appropriate authorities and pursuant to the laws of the State of Florida, and
(ii) the requirement to obtain the Stockholder Approval which in any case shall be required to have occurred subsequent to the Closing, the execution and delivery of this Agreement by Qorus does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Qorus is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Qorus, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      4.6 Compliance. To Qorus' knowledge, Qorus has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Qorus. To Qorus' knowledge, the businesses and activities of Qorus have not been and are not being conducted in violation of any Legal Requirements. Qorus is not in default or violation of any material term, condition or provision of its Charter Documents. Except as set forth on Schedule 4.6, to Qorus' knowledge, no written notice of non-compliance with any Legal Requirements has been received by Qorus.

      4.7 SEC Filings; Financial Statements.

            (a) Qorus has made available to VMdirect each report, registration statement and definitive proxy statement filed by Qorus with the SEC for the 36 months prior to the date of this Agreement (the "Qorus SEC Reports"), which, to Qorus' knowledge, are all the forms, reports, statements and documents required to be filed by Qorus with the SEC for the 36 months prior to the date of this Agreement. As of their respective dates (and with respect to Qorus SEC Reports filed prior to June 30, 2004, to the knowledge of Qorus), the Qorus SEC Reports:
(i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Qorus SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Qorus makes no representation or warranty whatsoever concerning the Qorus SEC Reports as of any time other than the time they were filed.

            (b) Each set of financial statements (including, in each case, any related notes thereto) contained in Qorus SEC Reports (and with respect to financial statements (and notes thereto) contained in Qorus SEC Reports filed prior to June 30, 2004, to the knowledge of Qorus), complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each fairly presents in all material respects the financial position of Qorus at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Qorus taken as a whole.

            (c) Qorus has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Qorus with the SEC pursuant to the Securities Act or the Exchange Act.

      4.8 No Undisclosed Liabilities. Except as set forth in Schedule 4.8 hereto, Qorus has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Qorus, except (i) liabilities provided for in or otherwise disclosed in Qorus SEC Reports filed on or before the date hereof, (ii) liabilities incurred since March 31, 2006 in the ordinary course of business, none of which would have a Material Adverse Effect on Qorus, and (iii) those liabilities and obligations specifically set forth in Section 6.11.

      4.9 Absence of Certain Changes or Events. Except as set forth in Schedule
4.9 hereto or in Qorus SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since March 31, 2006, there has not been: (i) any Material Adverse Effect on Qorus, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Qorus' capital stock, or any purchase, redemption or other acquisition by Qorus of any of Qorus' capital stock or any other securities of Qorus or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) except for the designation of the Series A Preferred Stock, any split, combination or reclassification of any of Qorus' capital stock, (iv) any granting by Qorus of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Qorus of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Qorus of any increase in severance or termination pay or any entry by Qorus into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Qorus of the nature contemplated hereby, (v) entry by Qorus into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Qorus with respect to any Governmental Entity, (vi) any material change by Qorus in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of Qorus, (vii) any issuance of capital stock of Qorus, or (viii) any revaluation by Qorus of any of their respective assets, including, without limitation, writing down the value of, or any sale of, assets of Qorus other than in the ordinary course of business.

      4.10 Litigation. Except as set forth on Schedule 4.10 hereto or in Qorus SEC Reports, there are no claims, suits, actions or proceedings pending or to Qorus' knowledge, threatened against Qorus, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either individually or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Qorus or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

      4.11 Employee Benefit Plans. Except as disclosed on Schedule 4.11 hereto, Qorus does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Qorus, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

      4.12 Labor Matters. Qorus is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Qorus, nor does Qorus know of any activities or proceedings of any labor union to organize any such employees.

      4.13 Restrictions on Business Activities. To Qorus' knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon Qorus or to which Qorus is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Qorus, any acquisition of property by Qorus or the conduct of business by Qorus as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Qorus.

      4.14 Title to Property. Qorus does not own or lease any Real Property or Personal Property. There are no options or other contracts under which Qorus has a right or obligation to acquire or lease any interest in Real Property or Personal Property.

      4.15 Taxes. Except as set forth in Schedule 4.15 hereto, to Qorus' knowledge:

            (a) Qorus has timely filed all Returns required to be filed by Qorus with any Tax authority prior to the date hereof, except such Returns which are not material to Qorus. All such Returns are true, correct and complete in all material respects. Qorus has paid all Taxes shown to be due on such Returns.

            (b) All Taxes that Qorus is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

            (c) Qorus has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Qorus, nor has Qorus executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (d) No audit or other examination of any Return of Qorus by any Tax authority is presently in progress, nor has Qorus been notified of any request for such an audit or other examination.

            (e) No adjustment relating to any Returns filed by Qorus has been proposed in writing, formally or informally, by any Tax authority to Qorus or any representative thereof.

            (f) Qorus has no liability for any material unpaid Taxes which have not been accrued for or reserved on Qorus' balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Qorus in the ordinary course of business.

            (g) Qorus has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a tax-deferred exchange within the meaning of
Section 351 of the Code. Qorus is not an investment company within the meaning of Section 351(e) of the Code.

      4.16 Environmental Matters. Except as disclosed in Schedule 4.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to Qorus' knowledge: (i) Qorus has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Qorus (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Qorus were not contaminated with Hazardous Substances during the period of ownership or operation by Qorus; (iv) Qorus is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Qorus has not been associated with any release or threat of release of any Hazardous Substance; (vi) Qorus has not received any notice, demand, letter, claim or request for information alleging that Qorus may be in violation of or liable under any Environmental Law; and (vii) Qorus is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

      4.17 Brokers. Except for Qorus' obligations under the Financial Advisory Agreement (as defined in Section 6.11), Qorus has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      4.18 Intellectual Property. Qorus does not own, license or otherwise have any right, title or interest in any Intellectual Property.

      4.19 Agreements, Contracts and Commitments.

            (a) Except for the Financial Advisory Agreement (as defined in
Section 6.11), any agreement with Florida Atlantic Stock Transfer, Inc. ("Transfer Agent"), the agreement with Vero Management, LLC which will be terminated without liability to Qorus prior to Closing, or as set forth on
Schedule 4.19 or in Qorus SEC Reports, to Qorus' knowledge, there are no contracts, agreements, leases, mortgages, indentures, note, bond, liens, license, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, to which Qorus is a party or by or to which any of the properties or assets of Qorus may be bound, subject or affected ("Qorus Contracts").

            (b) To Qorus' knowledge, each Qorus Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Qorus Contracts (or written summaries in the case of oral Qorus Contracts) and of all outstanding offers or proposals of Qorus have been heretofore delivered to Company.

            (c) Neither Qorus nor, to the knowledge of Qorus, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Qorus Contract, and no party to any Qorus Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Qorus. Each agreement, contract or commitment to which Qorus is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Qorus.

      4.20 Insurance. Qorus does not maintain any Insurance Policies.

      4.21 Governmental Actions/Filings. To its knowledge, Qorus has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Qorus of its businesses (as presently conducted) or used or held for use by Qorus, all of which are listed in Schedule 4.21 hereto, and true, complete and correct copies of which have heretofore been delivered to Company. Each such Governmental Action/Filing is in full force and effect and, expect as disclosed in Schedule 4.21 hereto, will not expire prior to December 31, 2006, and Qorus is in compliance with all of its obligations with respect thereto. To Qorus' knowledge, no event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or the ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. Except as set forth in Schedule 4.21, to Qorus' knowledge, no Governmental Action/Filing is necessary to be obtained, secured or made by Qorus to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

      4.22 Interested Party Transactions. Except as set forth in the Schedule
4.22 hereto or in Qorus SEC Reports, no employee, officer, director or stockholder of Qorus or a member of his or her immediate family is indebted to Qorus, nor is Qorus indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Qorus, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 4.22, to Qorus' knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Qorus is affiliated or with whom Qorus has a material contractual relationship, or any Person that competes with Qorus, except that each employee, stockholder, officer or director of Qorus and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Qorus. Except as set forth in Schedule 4.22, to Qorus' knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Qorus (other than such contracts as relate to any such individual ownership of capital stock or other securities of Qorus).

      4.23 Indebtedness; Qorus Assets. Except as set forth on Schedule 4.23, Qorus has no indebtedness for borrowed money. Immediately prior to the Closing, Qorus will have no assets, except for cash reserves earmarked for the payment of the Accounts Payable (as defined in Section 6.11 hereof) which remain unpaid, which Qorus shall be responsible for payment following the Closing pursuant to
Section 6.11 hereof ("Cash Reserve"). The Accounts Payable constitute all outstanding unpaid accounts payable, accrued expenses and other liabilities of Qorus arising out of or with respect to the period commencing July 1, 2004 through the Closing (including any costs and expenses incurred by Qorus in connection with the Transaction).

      4.24 Over-the-Counter Bulletin Board Quotation. Qorus Common Stock is quoted on the Over-the-Counter Bulletin Board ("OTC BB"). There is no action or proceeding pending or, to Qorus' knowledge, threatened against Qorus by NASDAQ or NASD, Inc. ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of Qorus Common Stock on the OTC BB.

      4.25 Exchange Act Compliance. The Company is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of the Company's common stock have been duly and properly registered under Section 12(g) of the Exchange Act, and the Company is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on Qorus.

      4.26 Board Approval. The Board of Directors of Qorus (including any required committee or subgroup of the Board of Directors of Qorus) has, as of the date of this Agreement, unanimously approved this Agreement and the transactions contemplated hereby.

      4.27 Representations and Warranties Regarding Qorus Acquisition. Qorus Acquisition is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Complete and correct copies of the certificate of incorporation and bylaws of Qorus Acquisition, as currently in effect (the "Qorus Acquisition Charter Documents"), have been heretofore delivered to the Company. Qorus Acquisition is not in violation of any of the provisions of the Qorus Acquisition Charter Documents. Qorus Acquisition was formed solely for the purpose of engaging in a business combination transaction, and has engaged in no other business activities.

      4.28 Representations and Warranties Complete. The representations and warranties of Qorus included in this Agreement and any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Any disclosure on one schedule will be deemed notice of and disclosure by Qorus in respect of any other representation and warranty of Qorus.


                                    ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

      5.1 Conduct of Business by VMdirect and Qorus. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, VMdirect and Qorus shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers, managers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as permitted or required by the terms of this Agreement or set forth on the Schedule 5.1 hereto, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, VMdirect and Qorus shall not do any of the following:

            (a) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

            (b) Grant any severance or termination pay to any officer, manager or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

            (c) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of VMdirect or Qorus, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall VMdirect or Qorus license on an exclusive basis or sell any Intellectual Property of VMdirect or Qorus, as applicable;

            (d) Except for employment agreements in the ordinary course or otherwise scheduled or set forth in this Agreement, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, membership interests or ownership interests, or split, combine or reclassify any capital stock, membership interests or ownership interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, membership interests or ownership interests;

            (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock, membership interests or ownership interests of VMdirect or Qorus, as applicable, except repurchases of unvested shares, membership interests or ownership interests at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

            (f) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock, membership interests or ownership interests or any securities convertible into or exchangeable for shares of capital stock, membership interests or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock, membership interests or ownership interests or any securities convertible into or exchangeable for shares of capital stock, membership interests or ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, membership interests, ownership interests or convertible or exchangeable securities (except relating to employment and similar agreements);

            (g) Amend its Charter Documents, except for the filing of the Articles of Amendment by Qorus;

            (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Qorus or VMdirect, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party's ability to compete or to offer or sell any products or services;

            (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of such party;

            (j) Incur any indebtedness for borrowed money in excess of $100,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Qorus or VMdirect, as applicable, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than purchase agreements relating to preparing for production, marketing and selling products and services;

            (k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and agreements entered into in the ordinary course of business consistent with past practice), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices and other than for new hires in the ordinary course;

            (l) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of VMdirect or of Qorus, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which VMdirect is a party or of which VMdirect is a beneficiary or to which Qorus is a party or of which Qorus is a beneficiary, as applicable;

            (m) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Material Contract of VMdirect or Qorus, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

            (n) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

            (o) Incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $100,000 in any 12 month period, other than in the ordinary course or otherwise provided in this Agreement and employment agreements which may be entered into by VMdirect;

            (p) Engage in any action that could reasonably be expected to cause the Transaction to fail to qualify as a tax-deferred exchange under Section 351 of the Code;

            (q) Settle any litigation;

            (r) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

            (s) Form, establish or acquire any Subsidiary;

            (t) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans; or

            (u) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.1 (a) through (t) above.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      6.1 Board of Directors of Qorus. At Closing, the current board of directors of Qorus shall deliver duly adopted resolutions to: (a) set the size of Qorus' board of directors to between three (3) and five (5) members effective as of the Closing, the actual number to be determined by resolution of Qorus' board of directors and to initially equal three (3) members effective as of the Closing; and (b) appoint the following persons to Qorus' board of directors effective as of the Closing: (i) Craig Ellins ("Ellins"); (ii) one member designated by VM Investors, LLC, who shall be Jerry Haleva, and (iii) one member selected by KRM Fund, who shall be Kevin Keating ("KRM Designated Member"); and
(c) accepting the resignations of the current officers and directors of Qorus effective as of the Closing ("Resolutions"). At Closing, the current officers and directors of Qorus shall deliver their resignations, as appropriate, as officers and directors of Qorus to be effective upon the Closing (the "Resignations"). Prior to Closing, VMdirect shall deliver or cause to be delivered to Qorus completed and signed director and officer questionnaires ("Questionnaires") for the new directors and each officer to be appointed by Qorus following Closing. The foregoing designations of the new directors (and the officers to be appointed by Qorus following Closing) shall be subject to Qorus' receipt of the completed and signed Questionnaires ("D&O Information"). VM Investors, LLC and KRM Fund shall execute and deliver at Closing the Voting Agreement which shall provide, among other things, that VM Investors, LLC will vote their Preferred Shares (or in the event of conversion, the Conversion Shares) to elect the KRM Designated Member to Qorus' board of directors for a period of one year following the Closing.

      6.2 Undertaking by VMdirect Accountant. On or before the Closing, VMdirect shall obtain, and deliver to Qorus, an undertaking from Weinberg & Company P.A. ("Accountant"), in a form and substance satisfactory to Qorus, providing that:
(i) the Accountant has agreed to an engagement with Qorus to serve as its certified public accountants following the Closing for purposes of auditing and reviewing the financial statements of Qorus and VMdirect to comply with Qorus' ongoing reporting requirements under the Exchange Act including, without limitation, the filing of Forms 10-Q, 10-K, and 8-K, (ii) the transaction contemplated hereunder will not disqualify or otherwise prohibit the Accountant from rendering the foregoing engagement services or from undertaking such services in a timely manner, (iii) the Accountant is duly registered with the PCAOB, (iv) the Accountant shall provide its consent to the use of their audited financial statements and accompanying reports for Qorus and VMdirect, as applicable, in any regulatory filing by Qorus prior to or following the Closing, and (v) consenting to the use of its name and the disclosure of its engagement by Qorus in the Change of Accountant Form 8-K (as defined in Section 6.3) ("Accountant Undertaking"). A signed copy of the engagement letter between Qorus and Accountant shall be attached to the Accountant Undertaking.

      6.3 Change of Accountants. At Closing, Qorus shall prepare the Form 8-K announcing the change in Qorus' certifying accountants from KBA Group LLP ("Qorus' Accountant") to the Accountant effective as of the Closing ("Change of Accountant Form 8-K"), in a form acceptable to the VMdirect and in a format acceptable for EDGAR filing. The Change of Accountant Form 8-K shall be filed with the SEC at or within four (4) business days following Closing, and prior to the filing thereof, Qorus' Accountant shall have issued its resignation letter to Qorus resigning from the engagement and consenting to the use of its name and the disclosure of its resignation in the Change of Accountant Form 8-K ("Resignation Letter").

      6.4 Other Actions.

            (a) Within four (4) business days following the execution hereof, Qorus shall prepare and file the Form 8-K announcing the execution of this Agreement, which shall include all information required by such form, which form shall be in a form reasonably acceptable to VMdirect and in a format acceptable for EDGAR filing.

            (b) At least ten (10) days prior to Closing, Qorus shall prepare the information statement required by Rule 14f-1 promulgated under the Exchange Act ("14f-1 Information Statement"), and Qorus shall file the 14f-1 Information Statement with the SEC and mail the same to each of Qorus' record stockholders.

            (c) At least five (5) days prior to Closing, VMdirect shall prepare the Form 8-K announcing the Closing, which shall include all information required by such form, including the information required by Form 10-SB with respect to VMdirect, any other information required in connection with Qorus ceasing to be a shell company as a result of the Transaction, the U.S. GAAP Financial Statements and the Pro Forma Financial Statements (as defined below) ("Transaction Form 8-K"), which shall be in a form reasonably acceptable to Qorus and in a format acceptable for EDGAR filing. Prior to Closing, VMdirect shall prepare the press release announcing the consummation of the Transaction hereunder ("Press Release").

            (d) At least five (5) days prior to the Closing, VMdirect shall deliver to Qorus the U.S. GAAP Financial Statements and, to the extent required by SEC rules as determined by the Accountant, the pro forma consolidated financial statements for VMdirect, and pro forma consolidated financial statements for VMdirect and Qorus giving effect to the Transaction, for such periods as required by the SEC to be included in a Form 8-K or any other report or form required to be filed with the SEC at or after Closing with respect to the Transaction, all prepared in all material respects with the published rules and regulations of the SEC and in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (the "Pro Forma Financial Statements"). The U.S. GAAP Financial Statements shall have been audited by the Accountant and shall be in a format acceptable for inclusion on the Transaction 8-K. The Pro Forma Financial Statements shall have been reviewed by the Accountant and shall be in a format acceptable for inclusion on the Transaction 8-K.

      VMdirect and Qorus shall cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, VMdirect and Qorus shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. In exercising the foregoing right, VMdirect and Qorus shall act reasonably and as promptly as practicable.

      6.5 Required Information. In connection with the preparation of the Transaction Form 8-K, 14f-1 Information Statement, and Press Release, and for such other reasonable purposes, VMdirect and Qorus shall, upon request by the other, furnish the other with all information concerning themselves, their respective subsidiaries, directors, officers, managers, managing members, stockholders and members (including the directors and officers of Qorus to be elected effective as of the Closing pursuant to Section 6.1 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of VMdirect and Qorus to any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      6.6 Confidentiality; Access to Information.

            (a) Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article IX hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

            (b) Access to Information.

                  (i) VMdirect will afford Qorus and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of VMdirect during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of VMdirect, as Qorus may reasonably request. No information or knowledge obtained by Qorus in any investigation pursuant to this Section 6.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

                  (ii) Qorus will afford VMdirect and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Qorus during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Qorus, as VMdirect may reasonably request. No information or knowledge obtained by VMdirect in any investigation pursuant to this Section 6.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

      6.7 No Solicitation. Other than with respect to the Transaction, VMdirect and Qorus agree that neither of them nor any of their officers, directors, managers, or managing members shall, and that they shall direct and use their reasonable best efforts to cause their agents and other representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving them, (ii) any sale, lease, exchange, mortgage, pledge, transfer or purchase of all or substantially all of the assets or equity securities of them, taken as a whole, in a single transaction or series of related transactions or (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of Qorus Common Stock or VMdirect's Interests (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). VMdirect and Qorus further agree that neither of them nor any of their officers, directors, managers, or managing members shall, and that they shall direct and use their reasonable best efforts to cause their agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. VMdirect and Qorus agree that they will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. VMdirect and Qorus agree that they will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.7.

      Notwithstanding anything contained in this Agreement to the contrary, nothing contained in this Agreement shall prevent the board of directors of Qorus, or their respective representatives from, prior to the Closing (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if applicable, or otherwise complying with the Exchange Act; (B) providing information in response to a request therefore by a person who has made a bona fide unsolicited Acquisition Proposal; (C) engaging in any negotiations or discussions with any person who has made a bona fide unsolicited Acquisition Proposal or otherwise facilitating any effort or attempt to implement an Acquisition Proposal; or (D) withdrawing or modifying the approval or recommendation by Qorus' board of directors of this Agreement, approving or recommending any Acquisition Proposal or causing the applicable party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to any Acquisition Proposal, if, and only to the extent that in each such case referred to in clause (B), (C) or (D) above, Qorus' board of directors determines in good faith, after consultation with outside legal counsel that such action is necessary to act in a manner consistent with the directors' fiduciary duties under applicable law and determines in good faith after consultation with its financial advisors that the person or group making such Acquisition Proposal has adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, is materially more favorable to the stockholders of Qorus from a financial point of view (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal") and determines in good faith that such Superior Proposal is reasonably capable of being consummated, taking into account legal, financial, regulatory and other aspects of the proposal and the person making the proposal.

      6.8 Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the Transaction without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that Qorus will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act reasonably acceptable to VMdirect to report the execution of this Agreement and that any party hereto may file any reports as required by the Exchange Act including, without limitation, any reports on
Schedule 13D.

      6.9 Reasonable Efforts; Notification.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Qorus and its board of directors and VMdirect and its managers and members shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transaction, this Agreement or any of the transactions contemplated by this Agreement, use their commercially reasonable efforts to enable the Transaction and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Qorus or VMdirect to agree to any divestiture by itself or any of its affiliates of shares of capital stock, membership interests or ownership interest or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

            (b) VMdirect and the Members shall give prompt notice to Qorus upon becoming aware that any representation or warranty made by them contained in this Agreement has become untrue or inaccurate, or of any failure of VMdirect or the Members to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement, in each case, such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            (c) Qorus shall give prompt notice to VMdirect and the Members upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Qorus to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      6.10 Treatment as a Tax-Deferred Exchange. Qorus, VMdirect and the Members shall not take any action prior to or following the Transaction that could reasonably be expected to cause the Transaction to fail to qualify as a tax-deferred exchange within the meaning of Section 351 of the Code. Each party hereto agrees to report the Transaction as a tax-deferred exchange within the meaning of section 351 of the Code for Federal income tax purposes.

      6.11 Absence of Material Liabilities. Immediately prior to Closing, Qorus shall have no liabilities or obligations requiring the payment of monies, other than obligations under or with respect to: (i) a certain Financial Advisory Agreement, in the form attached hereto as Exhibit C ("Financial Advisory Agreement"), (ii) any agreement with the Transfer Agent, (iii) Qorus Contracts disclosed under Section 4.19 hereto, and (iv) unpaid accounts payable, accrued expenses or other liabilities of Qorus arising out of or with respect to the period commencing July 1, 2004 through the Closing (including any costs and expenses incurred by Qorus in connection with the Transaction)("Accounts Payable"), which shall be included on a schedule prepared by Qorus and delivered to VMdirect not less than three (3) days prior to Closing. Qorus will establish the Cash Reserve provided for in Section 4.23 in an amount equal to the Accounts Payable. Upon Closing, to the extent not satisfied by Qorus prior to or at Closing, the Accounts Payable shall be paid in full from the Cash Reserve. Following the Closing, VMdirect shall pay and satisfy Qorus' obligations under the agreement with the Transfer Agent, and the remaining Qorus Contracts shall be terminated.

      6.12 Cash Payments at Closing for Financial Advisory Agreement. At Closing, VMdirect shall pay the reverse merger fees of $500,000 under the Financial Advisory Agreement less the amount of the Deposit made under Section
1.9 (such sum being referred to herein, as the "VMdirect Closing Payment"). At Closing, the Deposit made under Section 1.9 shall be paid to Keating Securities, LLC ("Keating Securities") by Qorus in partial payment of the reverse merger fees under the Financial Advisory Agreement ("Qorus Closing Payment").

      6.13 Business Records. At Closing, Qorus shall cause to be delivered to VMdirect all records and documents relating to Qorus, which Qorus possesses, including, without limitation, books, records, government filings, Returns, Charter Documents, Corporate Records, Stock Records, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with Qorus ("Business Records").

      6.14 Information Statement. As soon as practicable after the Closing, but not later than ten (10) business days after Closing, the stockholders of Qorus may determine to approve and adopt the following matters (the "Stockholder Matters"):

            (a) To approve a 1 for 50 reverse stock split with special treatment for certain of Qorus' stockholders to preserve round lot stockholders ("Reverse Split");

            (b) To approve the change of the name of Qorus to a name selected by the Board;

            (c) To amend Qorus' Articles of Incorporation to increase the number of authorized shares of Qorus Common Stock from 50,000,000 shares to 100,000,000 shares;

            (d) To reincorporate in the State of Delaware;

            (e) To approve the adoption of a stock incentive plan ("Stock Plan") reserving not more than 2,500,000 shares of Qorus Common Stock for issuance thereunder (on a post-Reverse Split basis), which number includes outstanding VMdirect Purchase Rights (which are in the form of options) to be assumed by Qorus (on a post-Reverse Split basis); and

            (f) All such other actions as shall be necessary or desirable in connection with or related to the foregoing actions in (a) through (e) above.

      In connection with the foregoing, Qorus shall, upon receipt of the written consent of a sufficient number of its stockholders to approve the Stockholder Matters, prepare an information statement pursuant to Regulation 14C promulgated under Section 14 of the Exchange Act (together with any amendments or supplements thereto, the "Information Statement"). Following Closing, KRM Fund shall reasonably cooperate with Qorus and provide such information available to it as may be necessary or required, in the reasonable determination of counsel to VMdirect and to Qorus, for Qorus to prepare the Information Statement.

      The written consent of holders of the requisite number of voting securities of Qorus approving the Stockholder Matters shall become effective twenty (20) days following the filing of the definitive Information Statement with the SEC. Upon receipt of such written consent, Qorus will file the Information Statement with the SEC and shall cause such Information Statement to become definitive and to be mailed to the holders of Qorus' securities entitled to vote at a meeting of stockholders.

      In the event the Information Statement is reviewed by the SEC, Qorus shall respond promptly to any comments of the SEC or its staff with respect to the Information Statement and use its reasonable best efforts to have the Information Statement cleared by the SEC as soon as practicable after its filing, provided, however, in the event that the substance of any review by the SEC involves or inquires with respect to information, filings, reports, financial statements or other circumstances of Qorus occurring, reported or filed prior to the Closing (the "Pre-Closing Period"), KRM Fund shall, upon the reasonable request of VMdirect or Qorus, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with VMdirect and Qorus in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Information Statement, including, without limitation, providing such information, addressing such comments, and otherwise resolving such matters as may relate to the Pre-Closing Period and any SEC comments relating thereto or any SEC inquiry thereof.

      As a condition to the Closing, VM Investors, LLC and KRM Fund shall execute and deliver a certain voting agreement ("Voting Agreement") in the form attached hereto as Exhibit C which shall provide, among other things, that VM Investors, LLC and KRM Funds will vote its Series A Preferred Stock (or in the event of conversion, the Qorus Common Stock issuable upon conversion) or Qorus Common Stock, as the case may be, to approve the Stockholder Matters.

                                   ARTICLE VII

                          CONDITIONS TO THE TRANSACTION

      7.1 Conditions to Obligations of Each Party to Effect the Transaction. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any law in any jurisdiction in which VMdirect or Qorus has material operations relating to the transactions contemplated hereby has expired or terminated early and all material approvals required to be obtained prior to the Transaction in connection with the transactions contemplated hereby shall have been obtained.

            (b) Debt Holder Consents. The lenders under any credit facilities, secured loans, mortgages and other indebtedness of VMdirect for borrowed money shall have consented in writing to the Transaction (if such consent is required in connection with this Transaction).

            (c) Required Approvals. This Agreement and the Transaction have been duly approved and adopted, by the requisite vote, if any, of the Members and managers of VMdirect under the laws of the State of Nevada and the Charter Documents, and by the requisite actions of the Board of Directors of Qorus under the laws of the State of Florida and Qorus Charter Documents.

            (d) Certificate of Designations. Prior to Closing, the Board of Directors of Qorus shall have adopted, and Qorus shall have filed with, and had accepted by, the Secretary of State of the State of Florida, the Articles of Amendment in the form attached hereto as Exhibit B.

            (e) 14f-1 Information Statement. At least ten (10) days prior to Closing, Qorus shall have filed the 14f-1 Information Statement with the SEC, and Qorus shall have mailed the 14f-1 Information Statement to each of the record stockholders of Qorus, and Qorus shall have otherwise complied with all of the provisions under Rule 14f-1 under the Exchange Act.

            (f) Assumption of VMdirect Purchase Rights. VMdirect shall have taken all necessary steps to effectuate the provisions of Section 1.6, including obtaining all necessary consents and releases, if any, from the holders of VMdirect Purchase Rights. VMdirect shall have obtained agreements terminating all pre-emptive rights.

            (g) Financial Statements; Transaction Form 8-K. At least five (5) days prior to Closing, VMdirect shall have delivered to Qorus the U.S. GAAP Financial Statements and the Pro Forma Financial Statements, each in a form acceptable to Qorus, which acceptance shall not be unreasonably withheld. At least five (5) days prior to Closing, VMdirect shall have delivered to Qorus the Transaction Form 8-K in a form acceptable to Qorus, which acceptance shall not be unreasonably withheld. Qorus shall have filed the Transaction Form 8-K with the SEC at Closing.

            (h) Vero Termination Agreement. Qorus shall have terminated its agreement with Vero Management, LLC, effective at Closing.

            (i) Voting Agreement. KRM Fund and VM Investors, LLC shall have executed and delivered the Voting Agreement, in the form attached hereto as Exhibit A.

            (j) Blue Sky Laws. The issuance of Qorus' Preferred Stock to be issued under this Agreement shall be exempt from, or have been qualified under, the Blue Sky Laws of each appropriate jurisdiction to the satisfaction of Qorus and VMdirect and their respective counsels.

            (k) Execution by all Members. At or prior to Closing, all Members (including those acquiring an Interest in connection with the Financing) shall have executed this Agreement or a counterpart signature page hereto.

      7.2 Additional Conditions to Obligations of Members and VMdirect. The obligations of VMdirect and the Members to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively and only by VMdirect:

            (a) Representations and Warranties. Each representation and warranty of Qorus contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date. VMdirect shall have received a certificate with respect to the foregoing signed on behalf of Qorus by an authorized officer of Qorus ("Qorus Closing Certificate").

            (b) Agreements and Covenants. Qorus shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

            (c) Director and Officer Resignations and Appointments. Qorus shall have delivered to VMdirect the Resignations and Resolutions in a form satisfactory to VMdirect, effective as of the Closing. Qorus shall also have delivered to VMdirect evidence satisfactory to VMdirect of the appointment of new directors of Qorus in accordance with Section 6.1 hereof.

            (d) Consents. Qorus have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Qorus taken as a whole.

            (e) Material Adverse Effect. No Material Adverse Effect with respect to Qorus shall have occurred since the date of this Agreement.

            (f) No Financial Obligations. Immediately prior to the Closing, Qorus shall have no liabilities or obligations, other than as set forth in
Section 6.11 hereof.

            (g) SEC Compliance; OTC BB Quotation. Immediately prior to Closing, Qorus shall be in compliance with the reporting requirements under the Exchange Act, and Qorus' Common Stock shall be quoted on the OTC BB.

            (h) Business Records; Resignation Letter. Qorus shall have delivered to VMdirect the Business Records and the Resignation Letter from Qorus' Accountants.

            (i) Tax Opinion. Prior to the Closing, VMdirect shall have received a written opinion from its tax counsel, in form and substance reasonably satisfactory to VMdirect, to the effect that the Transaction will constitute a tax-deferred exchange within the meaning of Section 351 of the Code and such opinions shall not have been withdrawn prior to the implementation of the Transaction. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

            (j) Other Deliveries. At Closing, Qorus shall have delivered to VMdirect and the Members: (i) certificates representing Qorus' Preferred Shares to the Members as set forth in Schedule 1.1 hereof and in accordance with
Section 1.5, (ii) copies of resolutions and actions taken by Qorus' board of directors in connection with the approval of this Agreement and the transactions contemplated hereunder, and (iii) such other documents or certificates as shall reasonably be required by VMdirect and its counsel in order to consummate the transactions contemplated hereunder.

      7.3 Additional Conditions to the Obligations of Qorus. The obligations of Qorus to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Qorus:

            (a) Representations and Warranties. Each representation and warranty of VMdirect and the Members contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing. Qorus shall have received a certificate with respect to the foregoing signed on behalf of VMdirect by an authorized manager of VMdirect and by the Members with respect to the foregoing ("Closing Certificate")

            (b) Agreements and Covenants. VMdirect and the Members shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

            (c) Consents. VMdirect shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on VMdirect.

            (d) Material Adverse Effect. No Material Adverse Effect with respect to VMdirect shall have occurred since the date of this Agreement.

            (e) Accountant Undertaking. VMdirect shall have delivered to Qorus in a timely manner the Accountant Undertaking, in a form satisfactory to Qorus.

            (f) Closing Payments. VMdirect shall have made the VMdirect Closing Payment required by Section 6.12, and Qorus shall have made the Qorus Closing Payment required by Section 6.12 hereof.

            (g) D&O Information. VMdirect shall have delivered the Questionnaires in a timely manner, and the D&O Information shall be acceptable to Qorus.

            (h) Change of Accountant Form 8-K; Press Release. VMdirect shall have delivered the Change of Accountant Form 8-K and Press Release to Qorus, each in a form acceptable to Qorus.

            (i) Financial Advisory Agreement. The Financial Advisory Agreement between Qorus and Keating Securities, LLC, in the form attached hereto as Exhibit C, has been duly executed by the parties and authorized and approved by Qorus' board of directors.

            (j) Other Deliveries. At Closing, VMdirect and the Members shall have delivered to Qorus: (i) documents evidencing the exchange of Interests owned by Members, in accordance with Section 1.4, (ii) copies of resolutions and actions taken VMdirect's managers and Members in connection with the approval of this Agreement and the transactions contemplated hereunder, and (iii) such other documents or certificates as shall reasonably be required by Qorus and its counsel in order to consummate the transactions contemplated hereunder.

            (k) Aftermarket Support Agreement. At Closing, Qorus shall have entered into an agreement with Keating Aftermarket Support, LLC ("KAMS") to provide a comprehensive investors relations and after market support program for a term not less than six months following the Closing, with KAMS being paid a monthly fee of $7,500 during the term thereof ("Aftermarket Support Agreement").

            (l) VMdirect Schedules. VMdirect shall have delivered the VMdirect Schedules to this Agreement within five (5) days prior to Closing, which schedules shall be acceptable to Qorus.

            (m) Member Signatures. Each Member of VMdirect shall have executed the signature page (or a counterpart thereof) to this Agreement.


                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION


      8.1 Survival. Except as specifically set forth in Sections 6.1, 6.14, 8.2, 9.2, 9.3 and 10.1, and such other provisions contained herein which contemplates the performance of any agreement or covenant by any party hereto after the Closing, all representations, warranties, agreements and covenants contained in or made pursuant to this Agreement by any party hereto or contained in any Schedule hereto shall not survive the Closing, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing.

      8.2 Member Indemnification Obligation with Respect to Member Representations. Each Member, for himself only, and not with respect to any other Member, hereby indemnifies and holds harmless, and agrees to indemnify and hold harmless, Qorus (from and after the Closing), and its respective directors, officers, shareholders, members, managers, employees and agents (collectively, the "Qorus Indemnified Parties") against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against any one or more of the Qorus Indemnified Parties, (1) based upon, resulting from or arising out of, or as to which there was, any breach or inaccuracy of any representation or warranty contained in Article II of this Agreement, or any statement, agreement or covenant made by such Member in or pursuant to this Agreement, any Exhibit or Schedule hereto or thereto, or any certificate or document delivered by such Member, as a Member, at the Closing, or (2) based upon, resulting from or arising out of any present or future claim, action, suit or proceeding brought or asserted against any Qorus Indemnified Party by or on behalf of any Person who, at any time prior to the Closing, had (or purports to have had) any interest in the Interests held by such Member, and (ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by the Qorus Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by the Qorus Indemnified Parties in enforcing their rights pursuant to this Section 8.2) (collectively, the "Damages" for purposes of this Article VIII).

      8.3 Satisfaction of Damages. No proceeding for indemnification of Damages shall be brought against any Member by the Qorus Indemnified Parties hereunder unless the amount of the Damages to which the Qorus Indemnified Parties are entitled to indemnification hereunder exceeds $100,000, in the aggregate, in which case such Member's indemnification obligations shall apply to the full amount of such Damages and all Damages thereafter. Each Member's liability for Damages hereunder shall in no event exceed the fair market value of the shares of Preferred Stock (or any Conversion Shares issued upon the conversion of such Preferred Stock) received by such Member pursuant to this Agreement on the date that such Damages are determined. The limitations contained in this Section 8.3 shall not apply to Damages arising out of or relating to intentional or fraudulent misrepresentations or actions by such Member.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

      9.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

            (a) by mutual written agreement of Qorus and VMdirect;

            (b) by either Qorus or VMdirect if the Transaction shall not have been consummated by June 15, 2006 for any reason; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

            (c) by either Qorus or VMdirect if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable;

            (d) by VMdirect, upon a material breach of any representation, warranty, covenant or agreement on the part of Qorus set forth in this Agreement, or if any representation or warranty of Qorus shall have become materially untrue, in either case such that the conditions set forth in Section
7.1 or Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Qorus' representations and warranties or breach by Qorus is curable by Qorus prior to the Closing Date, then VMdirect may not terminate this Agreement under this Section 9.1(d) for thirty (30) days after delivery of written notice from VMdirect to Qorus of such breach, provided Qorus continues to exercise commercially reasonable efforts to cure such breach (it being understood that VMdirect may not terminate this Agreement pursuant to this
Section 9.1(d) if it shall have materially breached this Agreement or if such breach by Qorus is cured during such thirty (30)-day period); or

            (e) by Qorus, upon a material breach of any representation, warranty, covenant or agreement on the part of VMdirect or the Members set forth in this Agreement, or if any representation or warranty of VMdirect or the Members shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 or Section 7.3 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in such representations and warranties or breach by VMdirect or the Members is curable by VMdirect or the Members prior to the Closing Date, then Qorus may not terminate this Agreement under this Section 9.1(e) for thirty (30) days after delivery of written notice from Qorus to VMdirect and the Members of such breach, provided VMdirect and the Members continue to exercise commercially reasonable efforts to cure such breach (it being understood that Qorus may not terminate this Agreement pursuant to this Section 9.1(e) if it shall have materially breached this Agreement or if such breach by VMdirect or the Members is cured during such thirty (30)-day period).

      9.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 9.1 above will be effective immediately upon (or, if the termination is pursuant to Section 9.1(d) or Section 9.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except
(i) as set forth in this Section 9.2, Section 9.3 and Article XI (General Provisions), each of which shall survive the termination of this Agreement, (ii) if this Agreement is terminated by Qorus under Section 9.1(b), (c) or (e), the Deposit made pursuant to Section 1.9 shall be retained by Qorus as liquidated damages and as its sole source of damages for any breach or termination hereof, and (iii) if this Agreement is terminated by VMdirect under Section 9.1(b), (c), or (d), a portion of the Deposit made pursuant to Section 1.9, equal to Qorus' expenses actually and reasonably incurred, up to a maximum of $15,000, shall be retained by Qorus as liquidated damages and as its sole source of damages for any breach or termination hereof, and the remaining portion of the Deposit ($35,000) shall be delivered by Qorus to VMdirect no later than ten (10) days following the applicable termination date hereunder.

      9.3 Fees and Expenses. Except as provided in Sections 6.11 and 6.12, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated. The parties further agree that, whether or not the Transaction is consummated, VMdirect shall be responsible for any and all costs and expenses incurred by it in connection with the preparation and filing of the Transaction Form 8-K (including the U.S. GAAP Financial Statements and the Pro Forma Financial Statements contained therein), and the Information Statement.

      9.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Qorus, VMdirect and the Members.

      9.5 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                    ARTICLE X

                             POST-CLOSING COVENANTS

      10.1 VMdirect acknowledges that the agreements contained in this Section
10.1 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Qorus would not enter into this Agreement. The parties hereto acknowledge and agree that the failure by Qorus or VMdirect to satisfy, perform and comply with the covenants set forth in this Section 10.1 ("Post-Closing Covenants") following the Closing will have a material adverse effect on Qorus and the investment of KRM Fund in Qorus. During the period beginning upon the Closing and ending on the first anniversary of the Closing, Qorus agrees to:

            (a) Utilize its commercially reasonable efforts to, and VMdirect agrees to utilize its commercially reasonable efforts to cause Qorus to, remain a Section 12(g) reporting company in compliance with and current in its reporting requirements under the Exchange Act, and to remain quoted on, at a minimum, the OTC Bulletin Board; and

            (b) (i) Certify in writing to any person holding restricted shares of Qorus Common Stock as of the date of this Agreement that Qorus has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or inform such person in writing that it has not filed any such report or reports, upon being informed in writing by such person of its intent to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), (ii) if any certificate representing any restricted shares of Qorus Common Stock is presented to Qorus' Transfer Agent for registration of transfer in connection with any sale theretofore made or to be made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Qorus and its counsel that such transfer has complied with the requirements of Rule 144 or 145 ("Opinion"), as the case may be, promptly instruct the Transfer Agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend, and (iii) in the event Qorus or its counsel is unwilling or unable to accept an Opinion from counsel other than Qorus' counsel, and in the event that Qorus' counsel is unwilling to issue an Opinion regarding the same transfer, Qorus hereby agrees to accept, and shall instruct its counsel to accept, an Opinion of Graubard Miller (New York, New
York) or such other reasonable counsel selected by KRM Fund, which Opinion shall expressly provide that Qorus may rely upon such Opinion, and Qorus and its counsel shall hereby authorize the Transfer Agent to accept the opinion of Graubard Miller (or such other reasonable counsel selected by KRM Fund) for such purposes ("Transfer Agent Authorization"), which Transfer Agent Authorization shall be delivered to Transfer Agent prior to Closing, with a copy to KRM Fund; and

            (c) Comply with the terms and conditions of the Aftermarket Support Agreement.

      10.2 Other Provisions. Notwithstanding anything contained herein to the contrary, the provisions of this Article X shall survive (and not be affected in any respect by) the Closing.


                                   ARTICLE XI

                               GENERAL PROVISIONS

      11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                  (a) if to Qorus, to:

                  Qorus.com, Inc.
                  936 Beachland Boulevard, Suite 13
                  Vero Beach, FL USA 32963
                  Attn:  Kevin R. Keating, President
                  (772) 231-7544 telephone
                  (772) 231-5947 telecopy

                  (b) if to VMdirect or the Members, to:

                  Craig Ellins
                  VMdirect, LLC
                  3035 East Patrick Lane, Suite 9
                  Las Vegas, NV 89120
                  (702) 938-9271
                  (775) 860-0318 telecopy

                  with a copy to:

                  Stubbs Alderton & Markiles, LLP
                  15260 Ventura Blvd., 20th Floor
                  Sherman Oaks, CA 91403
                  Attn:  Greg Akselrud, Esq.
                  (818) 444-4503 telephone
                  (818) 474-8602 telecopy


      11.2 Interpretation.

            (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity.

            (b) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity and its Subsidiaries, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions, (c) changes affecting the industry generally in which VMdirect or Qorus operate, or (d) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell.

            (c) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity. (b) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

      11.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures by facsimile or by electronic signature are deemed to constitute original signatures.

      11.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Letter of Intent between Qorus and VMdirect dated April 1, 2006 shall terminate upon the execution of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement). KRM Fund is a third-party beneficiary of the certain provisions contained herein to which KRM Fund derives a benefit and, with respect to such provisions, KRM Fund has the right to enforce them as if it were a signatory to this Agreement.

      11.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      11.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

      11.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      11.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 11.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      11.10 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association ("AAA") in its office in Los Angeles, California USA. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Los Angeles, California USA. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.



               [Remainder of this page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                      QORUS.COM, INC.



                                      By: /s/ Kevin R. Keating
                                          ---------------------------
                                          Kevin R. Keating, President


                                      VMDIRECT, LLC



                                      By: /s/ Craig Ellins
                                          ---------------------
                                          Craig Ellins, Manager



                                      MEMBERS:


                                      VM Investors, LLC



                                      By: /s/ Craig Ellins
                                          ---------------------
                                          Craig Ellins, Manager



                                      By: /s/ Richard Kall
                                          ---------------------
                                          Richard Kall, Manager


                                       /s/ David Weiner
                                      --------------------------
                                      David Weiner, Individually

                                       /s/ Peter Newman
                                      --------------------------
                                      Peter Newman, Individually



                                      Woodman Management Corporation



                                      By: /s/ David Weiner
                                          ---------------------
                                          David Weiner, Manager



                                      Mathias Venture Partners, LLC



                                      By: /s/ Michael Mathias
                                          ------------------------
                                          Michael Mathias, Manager


                                      MEMBERS:


                                      __________________
                                      (PRINT LEGAL NAME)


                                      ___________
                                      (SIGNATURE)


                                      ___________________________________
                                      (IF AN ENTITY, PRINT NAME AND TITLE
                                      OF PARTY SIGNING FOR ENTITY)


ACKNOWLEDGED AND AGREED
WITH RESPECT TO OBLIGATIONS
UNDER SECTION 6.14 HEREOF:

Keating Reverse Merger Fund, LLC,
a Delaware limited liability company



By: /s/ Timothy J. Keating
    ---------------------------
    Timothy J. Keating, Manager

INDEX OF EXHIBITS AND SCHEDULES


EXHIBITS
--------

EXHIBIT A - VOTING AGREEMENT

EXHIBIT B - ARTICLES OF AMENDMENT

EXHIBIT C - FINANCIAL ADVISORY AGREEMENT


SCHEDULES
---------

SCHEDULE 1.1 - MEMBERSHIP INTERESTS OWNERSHIP AND ALLOCATION

VMDIRECT DISCLOSURE SCHEDULES

QORUS DISCLOSURE SCHEDULES